Exhibit 10.1.1
EXECUTION

AMENDMENT NO. 1 TO FIRST LIEN CREDIT AGREEMENT
AMENDMENT NO. 1 TO FIRST LIEN CREDIT AGREEMENT (this “Amendment No. 1”), dated as of May 27, 2016, by and among SOLARWINDS INTERMEDIATE HOLDINGS I, INC., a Delaware corporation (“Holdings”), SOLARWINDS HOLDINGS, INC., a Delaware corporation (the “Borrower”), each of the other undersigned Guarantors (each, a “Subsidiary Guarantor”), the First Incremental Term Loan Lenders (as defined below) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, including any permitted successor thereto, the “Administrative Agent”). All capitalized terms used herein (including in this preamble) and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.
PRELIMINARY STATEMENTS
WHEREAS, the Borrower has entered into that certain First Lien Credit Agreement, dated as of February 5, 2016, among the Borrower, Holdings, the Guarantors, the lenders party thereto from time to time (collectively, the “Lenders” and each individually, a “Lender”), Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, Collateral Agent and as an Issuing Bank and the other Issuing Banks and parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time to, but not including, the date hereof, the “ Credit Agreement”);
WHEREAS, Project Lake Holdings, Ltd., a limited company organized and existing under the laws of the United Kingdom and an indirect wholly-owned subsidiary of the Borrower (“Purchaser”), LogicNow Holding S. à r.l., a limited liability company (société à responsabilité limitée) organized and existing under the Laws of Luxembourg (“Seller”), LogicNow Holdings Ltd., a limited company organized and existing under the laws of the United Kingdom (“US Seller”), and the Borrower have entered into that certain Share Purchase Agreement, dated as of May 8, 2016 (together with all annexes, exhibits and schedules attached thereto, the “Purchase Agreement”), pursuant to which Purchaser will acquire LogicNow Acquisition Company B.V., a Netherlands private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (the “Dutch Target”) and the Borrower will acquire LogicNow Management, LLC, a Delaware limited liability company (the “US Target” and together with the Dutch Target, the “Targets”) (collectively, the “Acquisition”);
WHEREAS, pursuant to Section 2.19(a) of the Credit Agreement, the Borrower has delivered a request for a Term Loan Increase to the Administrative Agent in an aggregate principal amount of $160,000,000 (the “First Incremental Term Loans”, and the New Term Loan Commitments of the First Incremental Term Loan Lenders under this Amendment No. 1, the “First Incremental Term Loan Commitments”), which will be used on the First Incremental Closing Date (as defined below), together with (x) the proceeds of the Permitted Incremental Equivalent Debt that is Permitted Junior Lien Debt (the “Incremental Notes”) issued substantially simultaneously with the incurrence of the First Incremental Term Loans, (y) the Equity Contribution (as defined in the Commitment Letter) and (z) cash on hand (if any) and any amount drawn under the Revolving Commitments (the amounts under this clause (z), collectively, the “Cash Consideration”) to (i) pay consideration for the Acquisition, (ii) effect the Refinancing (as defined below) and (iii) pay certain fees, premiums, costs and expenses related to the transactions (including, for the avoidance of doubt, the fees and expenses related to this Amendment No. 1 and the incurrence of the First Incremental Term Loans) (collectively with the Acquisition, the “Acquisition Transactions”);
WHEREAS, as contemplated by Section 2.19 of the Credit Agreement, (x) subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Administrative Agent has determined, in its reasonable discretion and pursuant to its authority under Section 2.19 of the Credit

Agreement, that it is necessary or appropriate to amend certain terms of the Credit Agreement as provided herein without the consent or approval of any Person other than the Administrative Agent, the Borrower and, in connection with giving effect to the First Incremental Term Loans, the First Incremental Term Loan Lenders to give effect to the First Incremental Term Loans and (y) this Amendment No. 1 shall constitute an “Incremental Loan Amendment”;
WHEREAS, each First Incremental Term Loan Lender is prepared to provide the First Incremental Term Loans in an amount equal to its First Incremental Term Loan Commitment set forth on Schedule 1 (the “First Incrememental Term Loan Facility”), subject to the terms and conditions set forth herein;
WHEREAS, pursuant to the commitment letter (the “Commitment Letter”), dated May 8, 2016, the Borrower has appointed Broad Street Credit Investments LLC, Broad Street Loan Partners 2013, L.P., Broad Street Loan Partners 2013 Europe, L.P., Broad Street Loan Partners 2013 Onshore, L.P., Broad Street Senior Credit Partners L.P., Broad Street Senior Credit Partners Offshore, L.P., Broad Street London Partners #1, L.P., Broad Street London Partners #2, L.P., and Streamview Investment Pte. Ltd. as commitment parties (in such capacity, the “Commitment Parties”) with respect to this Amendment No. 1 and the First Incremental Term Loans provided for hereunder; and
WHEREAS, pursuant to the Closing Payment Letter (the “Closing Payment Letter”), dated May 8, 2016 among the Borrower and the Commitment Parties, the Borrower has agreed to pay the fees set forth therein.
NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by each party hereto, it is agreed:
SECTION 1.     FIRST INCREMENTAL TERM LOANS.
Pursuant to Section 2.19 of the Credit Agreement, and subject solely to the satisfaction of the conditions precedent set forth in Section 5 hereof, on and as of the First Incremental Closing Date:
(a)Each lender set forth on Schedule 1 to this Amendment No. 1 (each, a “First Incremental Term Loan Lender” and, collectively, the “First Incremental Term Loan Lenders”) hereby severally and not jointly agrees to make the First Incremental Term Loans denominated in Dollars to the Borrower on the First Incremental Closing Date, which First Incremental Term Loans shall not exceed for any such First Incremental Term Loan Lender the First Incremental Term Loan Commitment set forth opposite its name under the heading “First Incremental Term Loan Commitment” on Schedule 1 to this Amendment No. 1 and in the aggregate shall not exceed $160,000,000. The full amount of the First Incremental Term Loans shall be drawn by the Borrower in a single drawing on the First Incremental Closing Date and amounts repaid or prepaid in respect of the First Incremental Term Loans may not be reborrowed. The First Incremental Term Loans shall be subject to scheduled amortization set forth in the Credit Agreement (as amended by this Amendment No. 1) with the remaining outstanding principal amount due and payable in full on the Initial Term Loan Maturity Date for the existing Class of Initial US Term Loans.
(b)The First Incremental Term Loan Lenders, the Administrative Agent and the Loan Parties party hereto agree that this Amendment No. 1 shall constitute an “Incremental Loan Amendment” pursuant to and in accordance with Section 2.19 of the Credit Agreement and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
(c)Immediately upon the incurrence of the First Incremental Term Loans on the First Incremental Closing Date, (i) the First Incremental Term Loans shall be added to (and form part of) each

Borrowing of existing Initial US Term Loans outstanding under the Credit Agreement immediately prior to the effectiveness of this Amendment No. 1 on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender (including each First Incremental Term Loan Lender) will participate proportionately in each then outstanding Borrowing of Initial US Term Loans (including the First Incremental Term Loans) (and notwithstanding any provision in the Credit Agreement that would prohibit such an Interest Period with respect to the First Incremental Term Loans), (ii) the First Incremental Term Loans are a “Term Loan Increase” as contemplated by Section 2.19 of the Credit Agreement and shall be deemed to be “Term Loans” and “Initial US Term Loans” for all purposes of the Credit Agreement and the other Loan Documents, constituting the same Class of Term Loans with, and having terms and provisions identical to those applicable to the Initial US Term Loans made pursuant to Section 2.01(a) of the Credit Agreement (and shall be fully fungible with the existing Initial US Term Loans); provided that the First Incremental Term Loans shall be subject to the payment of certain closing payments, payable to the First Incremental Term Loan Lenders, for their own account out of the proceeds of the First Incremental Term Loans on the First Incremental Closing Date as a reduction of the purchase price payable by the First Incremental Term Loan Lenders of the First Incremental Term Loans on the First Incremental Closing Date (provided that after giving effect to such closing payments, the First Incremental Term Loans shall nonetheless be fungible with the existing Initial US Term Loans for US federal income tax purposes) and (iii) the First Incremental Term Loans shall be secured by identical collateral and guarantied on identical terms as the existing Initial US Term Loans.
(d)The First Incremental Term Loan Commitments of the First Incremental Term Loan Lenders shall automatically terminate upon the funding of the First Incremental Term Loans on the First Incremental Closing Date.
(e)The proceeds of the First Incremental Term Loans shall be used by the Borrower, together with the proceeds of the Incremental Notes, the Equity Contribution and the Cash Consideration, solely (i) to pay the consideration for the Acquisition, (ii) (x) repay in full all amounts outstanding under the Facility Agreement, dated as of December 31, 2015, among LogicNow Topco S. à r.l., LogicNow Limited, Wells Fargo, as Original Lender, Issuing Bank, Arranger and Security Agent (in its capacity as Agent and Security Agent, the “Existing Target Agent”), and the other parties party thereto (the “Existing Target Credit Agreement”) and (y) terminate all commitments, guarantees and security interests in respect of such Existing Target Credit Agreement (it being agreed that such termination shall require the delivery of a customary English law payoff letter and deed of release (the “Required Existing Target Credit Agreement Termination Documents”) from the Existing Target Agent); provided that to the extent that any such release of guarantees or security interests cannot be effected on the First Incremental Closing Date (other than the release of such guarantees and security interests (A) pursuant to the delivery of UCC-3 financing statements and (B) to the extent such release is effected on the First Incremental Closing Date pursuant to the Required Existing Target Credit Agreement Termination Documents), after the Borrower’s use of commercially reasonable efforts to do so (without undue burden or expense), then the effecting of such releases of guarantees and security interests shall not constitute a condition precedent to the funding of all of the First Incremental Term Loan Facility on the First Incremental Closing Date, but may instead be provided after the First Incremental Closing Date by the date that is sixty (60) days after the First Incremental Closing Date (or such later date as shall be reasonably agreed by the Borrower and the Administrative Agent) (the transactions described in this clause (ii), collectively, the “Refinancing”) and (iii) to pay certain fees, premiums, costs and expenses related to the foregoing transactions (including, for the avoidance of doubt, the fees and expenses related to this Amendment No. 1 and the incurrence of the First Incremental Term Loans and the Incremental Notes) (collectively, the “Amendment No. 1 Borrowing Purposes”).
(f)The Borrower hereby designates that the First Incremental Term Loans are being incurred entirely in reliance on clause (A)(i)(y) of the definition of “Maximum Incremental Facilities Amount” in the Credit Agreement.

(g)In order to give effect to the provisions of Section 2.19 of the Credit Agreement, the Borrower and each First Incremental Lender hereby acknowledge and agree that it is necessary and appropriate to amend the Credit Agreement pursuant to the terms of this Amendment.

SECTION 2.
AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction (or waiver in writing by the Commitment Parties) of the conditions set forth in Section 5 hereof, the Credit Agreement is hereby amended as follows:

(a)Section 1.01 of the Credit Agreement is hereby amended by (x) adding in the appropriate alphabetical order the following new definitions:
“Amendment No. 1” shall mean that certain Amendment No. 1 to First Lien Credit Agreement, dated as of May 27, 2016, by and among Holdings, the Borrower, the Subsidiary Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Amendment No. 1 Borrowing Purposes” has the meaning set forth in Amendment No. 1.
“First Incremental Closing Date” has the meaning set forth in Amendment No. 1.
“First Incremental Term Loan Commitment” shall mean, in the case of each Lender that makes a New Term Loan on the First Incremental Closing Date, the amount set forth opposite such Lender’s name on Schedule 1 to Amendment No. 1.
“First Incremental Term Loans” has the meaning set forth in Amendment No. 1.
(b)    The definition of “Initial US Term Loan Commitment” is hereby amended and restated in its entirety as follows.
““Initial US Term Loan Commitment” shall mean, in the case of each Lender that was a Lender on the Closing Date, the amount set forth opposite such Lender’s name on Annex I as such Lender’s Initial US Term Loan Commitment and in the case of each Lender that became a Lender on the First Incremental Closing Date, such Lender’s First Incremental Term Loan Commitment. The aggregate amount of the Initial US Term Loan Commitments as of the Closing Date was $1,275,000,000 and the aggregate amount of First Incremental Term Loan Commitments as of the First Incremental Closing Date was $160,000,000.”
(c)     The definition of “Initial US Term Loans” is hereby amended by replacing the cross reference to “Section 2.1(a)(i)” with a cross reference to “Section 2.01(a)”.
(d)    Section 2.01(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Subject to the terms and conditions set forth (i) herein, each Lender having an Initial US Term Loan Commitment severally and not jointly agrees to make a loan or loans denominated in Dollars to Borrower on the Closing Date, which loans shall not exceed for any such Lender the Initial US Term Loan Commitment of such Lender and in the aggregate shall not exceed $1,275,000,000 and (ii) in Section 5 of Amendment No. 1, each Lender having a First Incremental Term Loan Commitment severally and not jointly agrees to make a loan or loans denominated in Dollars to Borrower on the First Incremental Closing Date, which loans shall not exceed for any such Lender the First Incremental Term Loan Commitment of such Lender and in the aggregate shall not exceed $160,000,000 (each such loan in clauses (i) and (ii), an “Initial US Term Loan”).”

(e)Section 2.07(a) of the Credit Agreement is hereby amended by adding the following sentence after the first sentence thereof:
“The First Incremental Term Loan Commitments in effect on the First Incremental Closing Date shall automatically terminate upon the funding of the First Incremental Term Loans on the First Incremental Closing Date.”
(f)Section 2.09(a)(x) of the Credit Agreement is hereby amended by replacing the words “Closing Date” with the words “First Incremental Closing Date”.
(g)Section 3.12 of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:
“On the First Incremental Closing Date, Borrower will use the proceeds of the First Incremental Term Loans incurred on the First Incremental Closing Date for the Amendment No. 1 Borrowing Purposes.”

SECTION 3.
REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT. On and after the First Incremental Closing Date, (i) each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or text of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment No. 1, (ii) the First Incremental Term Loans shall constitute “Loans”, “Term Loans”, “Initial US Term Loans” and “New Term Loans”, in each case, under and as defined in the Credit Agreement, (iii) the First Incremental Term Loan Lenders shall each constitute a “Lender”, “Term Loan Lender” and “Initial US Term Loan Lender”, in each case, under and as defined in the Credit Agreement, (iv) the First Incremental Term Loan Commitments shall constitute, “Commitments”, “Term Loan Commitments” and “New Term Loan Commitments”, in each case, under and as defined in the Credit Agreement, (v) the First Incremental Closing Date shall constitute the “Incremental Amendment Date” under and as defined in the Credit Agreement with respect to the First Incremental Term Loans and (vi) Amendment No. 1 shall constitute an “Incremental Loan Amendment” under and as defined in the Credit Agreement. This Amendment No. 1 shall for all purposes constitute a “Loan Document” under and as defined in the Credit Agreement and the other Loan Documents.

SECTION 4.
REPRESENTATIONS & WARRANTIES. In order to induce the First Incremental Term Loan Lenders and the Administrative Agent to enter into this Amendment No. 1 and to induce the First Incremental Term Loan Lenders to make the First Incremental Term Loans hereunder, each Loan Party hereby represents and warrants to the First Incremental Term Loan Lenders and the Administrative Agent on and as of the First Incremental Closing Date that:

(a)The execution, delivery and performance by such Loan Party of this Amendment No. 1, the consummation of the Acquisition Transactions, the incurrence and use of proceeds of the First Incremental Term Loans and the granting of the guarantees and security interests in respect thereof will not conflict with or contravene the terms of (i) the Credit Agreement and the other Loan Documents or (ii) the Second Lien Notes Indenture and the other Second Lien Note Documents.
(b)    Each of the representations and warranties made by any Loan Party set forth in Article III of the Credit Agreement or in any other Loan Document shall be true and correct in all material respects (provided that, any representation and warranty that is qualified by “materiality,” “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of the First Incremental Closing Date with the same effect as though made on and as of the First Incremental Closing Date; provided, however, that for purposes of this Amendment No. 1, (A) other than the representations set forth in Section 3.04, 3.07, 3.12 and 3.14 of the Credit Agreement, all references in such representations to (w) the “Loan Documents” shall be deemed to be references to this Amendment No. 1 and the other Loan Documents (including the Credit Agreement) as amended by this Amendment No. 1, (x) the “Closing Date” shall be deemed to be references to the First Incremental Closing Date, (y) the “Transactions” shall be deemed to be references to the Acquisition Transactions and the “Loans” and “Credit Extensions” shall be deemed to be references to the First Incremental Term Loans and (z) all references to “Loan Parties”, “Companies” or “Subsidiary Guarantors” shall be references to such Persons after giving effect to the Acquisition and the Acquisition Transactions and (B) the representation and warranty in Section 3.19 of the Credit Agreement shall be deemed to refer solely to the additional Security Documents, filings and Liens provided in connection with this Amendment No. 1.
(c)    An updated Schedule 3.07 of the Credit Agreement is attached as Schedule 3.07A hereto setting forth the information referred to in Schedule 3.07 of the Credit Agreement as of the First Incremental Closing Date.
SECTION 5.    CONDITIONS PRECEDENT. This Amendment No. 1 shall become effective as of the first date (the “First Incremental Closing Date”) when each of the conditions set forth in this Section 5 shall have been satisfied:
(i)The Administrative Agent shall have received a duly authorized, executed and delivered counterpart of the signature page to this Amendment No. 1 from each Loan Party named on the signature pages hereto, the Administrative Agent and the First Incremental Term Loan Lenders.
(ii)All costs, fees, expenses (including, without limitation, legal fees and expenses) and closing payments contemplated and to the extent required by the Credit Agreement, Commitment Letter and the Closing Payment Letter to which the Borrower is a party and which are payable to the Commitment Parties (or any other First Incremental Term Loan Lender) or the Administrative Agent shall have been paid (or in the case of closing payments, netted from the proceeds of First Incremental Term Loans) to the extent due. All accrued interest on, and any amounts owing under Section 2.13 of the Credit Agreement with respect to, the Initial US Term Loans outstanding immediately prior to the First Incremental Closing Date, whether or not due and payable, shall have been paid in full;
(iii)No Default or Event of Default under Section 8.01(a), 8.01(b), 8.01(g) or 8.01(h) of the Credit Agreement shall have occurred or be continuing, or would occur immediately after giving effect to the incurrence of the First Incremental Term Loans.
(iv)The Specified Representations and the representation set forth in Section 4(a) hereof are true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties are true and correct in all respects after giving effect to such materiality qualification); provided, however, that for purposes of this Amendment No. 1, (A) all references in the Specified Representations to (v) the “Loan Documents” shall be deemed to be references to this Amendment No. 1 and the other Loan Documents (including the Credit Agreement) as amended by this Amendment No. 1, (w), the “Closing Date” shall be deemed to be references to the First Incremental Closing Date, (x) the “Transactions” shall be deemed to be references to the Acquisition Transactions and the “Loans” and “Credit Extensions” shall be deemed to be references to the First Incremental Term Loans, (y) “Company Material Adverse Effect” shall be deemed to be references to “Material Adverse Effect”

as defined in the Credit Agreement and (z) all references to “Loan Parties”, “Companies” or “Subsidiary Guarantors” shall be references to such Persons after giving effect to the Acquisition Transactions and (B) the representation and warranty in Section 3.19 of the Credit Agreement shall be deemed to refer solely to the additional Security Documents, filings and Liens provided in connection with this Amendment No. 1.
(v)The representations made by or with respect to the Targets and their subsidiaries in the Purchase Agreement (the “Target Representations”) as are material to the interests of the Commitment Parties shall be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties are true and correct in all respects after giving effect to such materiality qualification), but only to the extent that the Borrower (or any of its affiliates) has the right (taking into account any applicable cure provisions) to terminate its obligations under the Purchase Agreement or decline to consummate the Acquisition (in each case, in accordance with the terms of the Purchase Agreement) as a result of a breach of such Target Representations.
(vi)The Administrative Agent shall have received a Borrowing Request meeting the requirements of Section 2.03 of the Credit Agreement for the First Incremental Term Loans.
(vii) The Administrative Agent shall have received a certificate of the Borrower, dated the First Incremental Closing Date, executed by a Responsible Officer of the Borrower (1) certifying compliance with the requirements set forth in clauses (iii), (iv), (v), (xi), (xii), (xiii), (xiv), (xviii) and (xix) of this Section 5, (2) setting forth a calculation of the Borrower’s Consolidated EBITDA for the Test Period ended March 31, 2016, determined on a Pro Forma Basis for the Acquisition and (3) certifying that substantially concurrently with the funding of the First Incremental Term Loans and the issuance of the Incremental Notes, (A) all conditions to the incurrence of the First Incremental Term Loans under the Loan Documents and the issuance of the Incremental notes under the Second Lien Note Documents have been satisfied, (B) the First Incremental Term Loans constitute “Senior Priority Obligations” under the First Lien/Second Lien Intercreditor Agreement, (C) the Incremental Notes constitute “Second Priority Obligations” under the First Lien/Second Lien Intercreditor Agreement and (D) the Acquisition constitutes a “Permitted Acquisition” under the Credit Agreement and the Second Lien Notes Indenture.
(viii)On the First Incremental Closing Date, the Administrative Agent shall have received a customary opinion of Ropes & Gray LLP, counsel to the Loan Parties addressed to the Administrative Agent and the First Incremental Term Loan Lenders and dated the First Incremental Closing Date.
(ix)The Administrative Agent shall have received a customary certificate from each Loan Party, dated the First Incremental Closing Date, signed by a Responsible Officer of such Loan Party, and attested to by the secretary or any assistant secretary of such Loan Party, with appropriate insertions, together with (a) certified copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Loan Party, (b) customary resolutions of such Loan Party referred to in such certificate, (c) incumbency or specimen signatures which identify by name and title the Responsible Officer or authorized signatory of such Loan Party authorized to sign this Amendment No. 1, and (d) a good standing certificate from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the First Incremental Closing Date and certifying as to the good standing of such Loan Party (but only if the concept of good standing exists in the applicable jurisdiction); provided that in the case of preceding clause (a), such documents shall not be required to be delivered with respect to any Person that was a Loan Party immediately prior to the First Incremental Closing Date if such certificate includes a certification by such officer that the applicable organizational documents delivered to the Administrative Agent in connection with the initial funding of Term Loans on the Closing Date remain in full force and effect and have not been amended, modified, revoked or rescinded since the Closing Date.
(x)The Commitment Parties and the Administrative Agent shall have received a solvency certificate from the chief financial officer (or other officer with reasonably equivalent duties) of the Borrower substantially in the form of Annex I to Exhibit C to the Commitment Letter and dated the First Incremental Closing Date.
(xi)Since the date of the Purchase Agreement, no change, effect, event, occurrence, state of facts or development shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a “Material Adverse Effect” (as defined in the Purchase Agreement, a “Target Material Adverse Effect”).
(xii)The Acquisition shall have been or, substantially concurrently with the borrowing under the First Incremental Term Loan Facility, shall be, consummated in accordance with the terms of the Purchase Agreement, without giving effect to any modifications, amendments, waivers or consents thereto that are materially adverse to the Commitment Parties in their capacities as such without the approval of the Commitment Parties (such approval not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that (a) any decrease in the purchase price shall not be materially adverse to the Commitment Parties so long as any such decrease is allocated to decrease (x) first, the Equity Contribution on a dollar-for-dollar basis until the Equity Contribution is reduced to $100.0 million and (y) second, the Equity Contribution, the Cash Consideration, the First Incremental Term Loan Facility and the Incremental Notes on a pro rata basis, (b) any increase in the purchase price shall not be materially adverse to the Commitment Parties so long as such increase is funded by the Equity Contribution and (c) any waivers, modifications or amendments to, or in respect of, the definition of Target Material Adverse Effect shall be deemed materially adverse to the interests of the Commitment Parties).
(xiii)Prior to, or substantially concurrently with the incurrence of the First Incremental Term Loan Facility, the Incremental Notes (not in excess of $100.0 million) shall have been purchased, or all conditions under the Second Lien Commitment Letter (as defined in the Commitment Letter) to the purchase of the Incremental Notes shall have been satisfied (other than the condition relating to the incurrence of the First Incremental Term Loan Facility or the satisfaction of the conditions to the incurrence of the First Incremental Term Loan Facility under the Commitment Letter).
(xiv)The Refinancing shall have been, or, substantially concurrently with the incurrence of the First Incremental Term Loan Facility shall be, consummated.
(xv)The Commitment Parties shall have received (a) audited carve out combined and consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows of the Dutch Target for the three most recently completed fiscal years ended at least ninety (90) days before the First Incremental Closing Date and (b) unaudited consolidated balance sheets and related unaudited statements of operations and cash flows of the Dutch Target for the fiscal quarter ended March 31, 2016; provided that it is understood and agreed that the Commitment Parties have previously received (i) audited carve out combined and consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows of the Dutch Target for the fiscal years ended 2013, 2014 and 2015 and (ii) unaudited consolidated balance sheets and related unaudited statements of operations and cash flows of the Dutch Target for the fiscal quarter ended March 31, 2016.
(xvi)The Commitment Parties and the Administrative Agent shall have received at least two (2) business days prior to the First Incremental Closing Date all documentation and information as is reasonably requested in writing by the Commitment Parties or the Administrative Agent at least ten (10) days prior to the First Incremental Closing Date about Holdings, the Borrower and its subsidiaries, including without limitation the Targets and their subsidiaries, required by U.S. regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.
(xvii)All documents and instruments required to create and perfect the security interests of the Administrative Agent (in its capacity as collateral agent) in the Collateral shall have been executed and delivered and, if applicable, be in proper form for filing; provided, however, that the condition precedent set forth in this clause is subject in all respects to the “Certain Funds Provision” of the Commitment Letter.
(xviii)The Equity Contribution shall have been or, substantially concurrently with the purchase of the Incremental Notes, shall be, consummated in at least the amount specified in Exhibit A to the Commitment Letter.
(xix)After giving effect to the consummation of the Acquisition and the other transactions in connection therewith on the First Incremental Closing Date, the aggregate principal amount of the First Incremental Term Loans shall not exceed 45% of the Borrower’s Consolidated EBITDA for the Test Period ended March 31, 2016 determined on a Pro Forma Basis.
SECTION 6.    REAFFIRMATION.
(a)To induce the First Incremental Term Loan Lenders and Administrative Agent to enter into this Amendment No. 1, each of the Loan Parties hereby acknowledges and reaffirms its obligations under each Loan Document to which it is a party, including, without limitation, any grant, pledge or collateral assignment of a lien or security interest, as applicable, contained therein, in each case as amended, restated, amended and restated, supplemented or otherwise modified prior to or as of the date hereof (including as amended pursuant to this Amendment No. 1 and the incurrence of First Incremental Term Loans hereunder) (collectively, the “Reaffirmed Documents”). The Borrower acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment No. 1.
(b)In furtherance of the foregoing Section 6(a), each Loan Party, in its capacity as a Guarantor under any Guarantee to which it is a party (in such capacity, each a “Reaffirming Loan Guarantor”), reaffirms its guarantee of the Guaranteed Obligations under the terms and conditions of such Guarantee and agrees that such Guarantee remains in full force and effect to the extent set forth in such Guarantee and after giving effect to this Amendment No. 1 and the incurrence of the First Lien Incremental Term Loans, and is hereby ratified, reaffirmed and confirmed. Each Reaffirming Loan Guarantor hereby confirms that it consents to the terms of this Amendment No. 1 and the Credit Agreement and that the principal of, the interest and premium (if any) on, and fees related to, the First Incremental Term Loans constitute “Obligations” under the Loan Documents. Each Reaffirming Loan Guarantor hereby (i) acknowledges and agrees that its Guarantee and each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment No. 1, (ii) acknowledges and agrees that it will continue to guarantee to the fullest extent possible in accordance with the Loan Documents the payment and performance of all Obligations under each of the Loan Documents to which it is a party ((including all such Obligations as amended, reaffirmed and/or increased pursuant to this Amendment No. 1 and the incurrence of the First Incremental Term Loans) and (iii) acknowledges, agrees and warrants for the benefit of the Administrative Agent, the Collateral Agent and each Secured Party that there are no rights of set-off or counterclaim, nor any defenses of any kind, whether legal, equitable or otherwise, that would enable such Reaffirming Loan Guarantor to avoid or delay timely performance of its obligations under the Loan Documents.
(c)In furtherance of the foregoing Section 6(a), each of the Loan Parties that is party to any Security Document, in its capacity as a Pledgor (as defined in such Security Document) under such Security Document (in such capacity, each a “Reaffirming Grantor”), hereby acknowledges that it has reviewed and consents to the terms and conditions of this Amendment No. 1 and the transactions contemplated hereby, including the extension of credit in the form of the First Incremental Term Loans. In addition, each Reaffirming Grantor reaffirms the security interests granted by such Reaffirming Grantor under the terms and conditions of the Security Agreement and each other Loan Document (in each case, to the extent a party thereto) to secure the Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Amendment No. 1 and the incurrence of the First Incremental Term Loans) and agrees that such security interests remain in full force and effect and are hereby ratified, reaffirmed and confirmed. Each Loan Party hereby confirms that the security interests granted by such Reaffirming Grantor under the terms and conditions of the Loan Documents secure the First Incremental Term Loans as part of the Obligations. Each Reaffirming Grantor hereby (i) confirms that each Security Document to which it is a party or is otherwise bound and all Collateral encumbered thereby will continue to secure, to the fullest extent possible in accordance with the Security Documents, the payment and performance of the Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Amendment No. 1 and the incurrence of the First Incremental Term Loans), as the case may be, including without limitation the payment and performance of all such applicable Obligations that are joint and several obligations of each Guarantor and Pledgor now or hereafter existing, (ii) confirms its respective grant to the Administrative Agent for the benefit of the Secured Parties of the security interest in and continuing Lien on all of such Pledgor’s right, title and interest in, to and under all Collateral, in each case whether now owned or existing or hereafter acquired or arising and wherever located, as collateral security for the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all applicable Obligations (including all such Obligations as amended, reaffirmed and/or increased pursuant to this Amendment No. 1 and the incurrence of the First Incremental Term Loans), subject to the terms contained in the applicable Loan Documents, and (iii) confirms its respective pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Security Documents to which it is a party.
(d)Each Guarantor acknowledges and agrees that (i) such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to this Amendment No. 1 and (ii) nothing in the Credit Agreement, this Amendment No. 1 or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment, consent or waiver of the terms of the Credit Agreement.
SECTION 7.    POST CLOSING OBLIGATIONS.
The Borrower agrees to deliver, or cause to be delivered, to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, the items described on Schedule 2 hereof on or before the dates specified with respect to such items, or such later date as may be agreed to by Administrative Agent in its sole discretion.

SECTION 8.    MISCELLANEOUS PROVISIONS.
(a)Ratification. This Amendment No. 1 is limited to the matters specified herein and shall not constitute acceptance or waiver, or, to the extent not expressly set forth herein, an amendment or modification, of any other provision of the Credit Agreement or any other Loan Document. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or any other Loan Document or instruments securing the same, which shall remain in full force and effect as modified hereby or by instruments executed concurrently herewith.
(b)Governing Law; Submission to Jurisdiction, Consent to Service of Process, Waiver of Jury Trial, Etc. Sections 11.09 and 11.10 of the Credit Agreement are incorporated by reference herein as if such Sections appeared herein, mutatis mutandis.
(c)Severability. Section 11.07 of the Credit Agreement is incorporated by reference herein as if such Section appeared herein, mutatis mutandis.
(d)Counterparts; Headings. This Amendment No. 1 may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment No. 1 by telecopy or other electronic transmission (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Amendment No. 1. Article and Section headings used herein are for convenience of reference only, and are not part of this Amendment No. 1 and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment No. 1.
(e)Notice. For purposes of the Credit Agreement, the initial notice address of each First Incremental Term Loan Lender shall be as set forth on Schedule 1.
(f)Recordation of First Incremental Term Loans. Upon execution and delivery hereof, and the funding of the First Incremental Term Loans, the Administrative Agent will record in the Register the First Incremental Term Loans made by the First Incremental Term Loan Lenders as “Initial US Term Loans”.
(g)Amendment, Modification and Waiver. This Amendment No. 1 may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto.
[Remainder of page intentionally blank; signatures begin next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the date first above written.

SOLARWINDS INTERMEDIATE HOLDINGS I, INC., as Holdings

By:	/s/ J. Barton Kalsu
Name:	J. Barton Kalsu
Title:	Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer

SOLARWINDS HOLDINGS, INC., as Borrower

By:	/s/ J. Barton Kalsu
Name:	J. Barton Kalsu
Title:	Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer

[SolarWinds – Signature Page to Amendment No. 1 to First Lien Credit Agreement]

SOLARWINDS, INC., as a Guarantor

By:	/s/ J. Barton Kalsu
Name:	J. Barton Kalsu
Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

SOLARWINDS WORLDWIDE, LLC, as a Guarantor

By: SolarWinds, Inc., its sole member

By:	/s/ J. Barton Kalsu
Name:	J. Barton Kalsu
Title:	Executive Vice President, Chief Financial Officer and Chief Accounting Officer

AJAX ILLINOIS CORP., as a Guarantor

By:	/s/ J. Barton Kalsu
Name:	J. Barton Kalsu
Title:	President

CONFIO CORPORATION, as a Guarantor

By:	/s/ J. Barton Kalsu
Name:	J. Barton Kalsu
Title:	President

GALAXY TECHNOLOGIES, LLC, as a Guarantor

By:	/s/ J. Barton Kalsu
Name:	J. Barton Kalsu
Title:	Manager

[SolarWinds – Signature Page to Amendment No. 1 to First Lien Credit Agreement]

LIBRATO, INC., as a Guarantor

By:	/s/ J. Barton Kalsu
Name:	J. Barton Kalsu
Title:	President

PAPERTRAIL INC., as a Guarantor

By:	/s/ J. Barton Kalsu
Name:	J. Barton Kalsu
Title:	President

RHINO SOFTWARE, INC., as a Guarantor

By:	/s/ J. Barton Kalsu
Name:	J. Barton Kalsu
Title:	President

N-ABLE TECHNOLOGIES INTERNATIONAL, INC., as a Guarantor

By:	/s/ J. Barton Kalsu
Name:	J. Barton Kalsu
Title:	President

[SolarWinds – Signature Page to Amendment No. 1 to First Lien Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Whitney Gaston
Name:	Whitney Gaston
Title:	Authorized Signatory

By:	/s/ Kelly Heimrich
Name:	Kelly Heimrich
Title:	Authorized Signatory

[SolarWinds – Signature Page to Amendment No. 1 to First Lien Credit Agreement]

BROAD STREET CREDIT INVESTMENTS LLC

By:	/s/ Oliver Thym
Name:	Oliver Thym
Title:	Vice President

BROAD STREET LOAN PARTNERS 2013, L.P. By: Goldman, Sachs & Co., Duly Authorized

By:	/s/ Oliver Thym
Name:	Oliver Thym
Title:	Managing Director

BROAD STREET LOAN PARTNERS 2013 EUROPE, L.P. By: Goldman, Sachs & Co., Duly Authorized

By:	/s/ Oliver Thym
Name:	Oliver Thym
Title:	Managing Director

BROAD STREET LOAN PARTNERS 2013 ONSHORE, L.P. By: Goldman, Sachs & Co., Duly Authorized

By:	/s/ Oliver Thym
Name:	Oliver Thym
Title:	Managing Director

[SolarWinds – Signature Page to Amendment No. 1 to First Lien Credit Agreement]

BROAD STREET LONDON PARTNERS #1, L.P. By: Goldman, Sachs & Co., Duly Authorized

By:	/s/ Oliver Thym
Name:	Oliver Thym
Title:	Managing Director

BROAD STREET LONDON PARTNERS #2, L.P. By: Goldman, Sachs & Co., Duly Authorized

By:	/s/ Oliver Thym
Name:	Oliver Thym
Title:	Managing Director

BROAD STREET SENIOR CREDIT PARTNERS L.P. By: Goldman, Sachs & Co., Duly Authorized

By:	/s/ Oliver Thym
Name:	Oliver Thym
Title:	Managing Director

BROAD STREET SENIOR CREDIT PARTNERS OFFSHORE, L.P. By: Goldman, Sachs & Co., Duly Authorized

By:	/s/ Oliver Thym
Name:	Oliver Thym
Title:	Managing Director

[SolarWinds – Signature Page to Amendment No. 1 to First Lien Credit Agreement]

STREAMVIEW INVESTMENT PTE. LTD.

By:	/s/ Peter Atkinson
Name:	Peter Atkinson
Title:	Authorized Signatory

[SolarWinds – Signature Page to Amendment No. 1 to First Lien Credit Agreement]

SCHEDULE 1

First Incremental Term Loan Lenders	First Incremental Term Loan Commitment	Notice address
Streamview Investment Pte. Ltd.	$50,000,000	Attention: Peter Atkinson and Varun Bahri 168 Robinson Road #37-01 Capital Tower Singapore 068912
Broad Street Loan Partners 2013 Onshore, L.P.	$5,263,631.87	Attention: Kirsten Hagen Goldman, Sachs & Co. 200 West Street New York, New York 10282
Broad Street Loan Partners 2013, L.P.	$2,701,607.46
Broad Street Loan Partners 2013 Europe, L.P.	$12,034,760.67
Broad Street Senior Credit Partners L.P.	$29,405,102.32
Broad Street Senior Credit Partners Offshore, L.P.	$4,483,013.22
Broad Street Credit Investments LLC	$43,004,366.41
Broad Street London Partners #1, L.P.	$7,864,510.83
Broad Street London Partners #2, L.P.	$5,243,007.22
TOTAL	$160,000,000

SCHEDULE 2
Post-Closing Obligations

Within 10 Business Days (or such later date as may be extended by the Administrative Agent in its sole discretion) after the First Incremental Closing Date, the merger of LogicNow Management, LLC with and into LogicNow, Inc. shall occur, with LogicNow, Inc. as the surviving company, and all of the issued and outstanding Equity Interests of LogicNow, Inc. shall be owned by the Borrower. Following such merger, the Borrower shall deliver, or cause to be delivered (or, in the case of (d) below, the Borrower shall take such actions), on or prior to 10 Business Days following such date when such merger occurs (or such later date as may be extended by the Administrative Agent in its sole discretion) the following agreements in form and substance reasonably satisfactory to the Administrative Agent (or, in the case of (d) below, such actions as described therein):

(a)	an executed Guarantee Joinder Agreement between LogicNow, Inc. and the Administrative Agent;

(b)	an executed Security Joinder Agreement between LogicNow, Inc. and the Collateral Agent;

(c)	an executed Supplement to First Lien/Second Lien Intercreditor Agreement between LogicNow, Inc. and the Collateral Agent and the Second Lien Notes Collateral Agent; and

(d)
the Borrower shall take all other actions required under Section 5.10 and 5.11 of the Credit Agreement with respect to LogicNow, Inc. as if such Person had been a newly acquired Restricted Subsidiary as of the First Incremental Closing Date.

SCHEDULE 3.07A
Subsidiaries as of the First Incremental Closing Date

Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation/ Organization	Restricted / Unrestricted Status	Number and Class of Authorized Equity Interests	Number and Class of Outstanding Equity Interests	Number of Shares Covered by Options, Warrants, Etc.
SolarWinds MSP Holdings Limited	United Kingdom	Restricted	No limit	10,000 Ordinary Shares	0
SolarWinds International Holdings, Ltd.	Cayman Islands	Restricted	5,000,000 Shares	434,200 Shares	0
SolarWinds Holdings, Inc.	Delaware	Restricted	1,000	1,000 Common Shares	0
SolarWinds, Inc.	Delaware	Restricted	200,000 Class A Common Shares 200,000 Class B Common Shares	172,140.8985 Class A Common Shares 181,903.2291 Class B Common Shares	0

SolarWinds Worldwide, LLC	Delaware	Restricted	Membership Interest	1	0
Ajax Illinois Corp.	Delaware	Restricted	100 Common Shares	100 Common Shares	0
Confio Corporation	Delaware	Restricted	100 Common Shares	100 Common Shares	0
Galaxy Technologies, LLC	Delaware	Restricted	100 Units	100 Units	0
Librato, Inc.	Delaware	Restricted	1,000 Common Shares	100 Common Shares	0
Papertrail Inc.	Delaware	Restricted	100 Common Shares	100 Common Shares	0
Rhino Software, Inc.	Wisconsin	Restricted	100 Common Shares	100 Common Shares	0
N-able Technologies International, Inc.	Delaware	Restricted	100 Common Shares	100 Common Shares	0
BeAnywhere – Live From the Cloud, LDA	Portugal	Restricted	1 Equity Share	1 Equity Share	0
N-able Technologies ULC.	British Columbia	Restricted	Unlimited Common Shares	364,500,000 Common Shares	0
Pingdom AB	Sweden	Restricted	4,000 Shares	2,000 Shares	0
SolarWinds Canada Corporation	Nova Scotia	Restricted	100,000 Common Shares	100 Common Shares	0
SolarWinds Czech s.r.o.	Czech Republic	Restricted	N/A	N/A

SolarWinds India Private Limited	India	Restricted	1,000,000 Equity Shares	291,765 Equity Shares	0
SolarWinds IP Holding Company Limited	Ireland (Non-Resident)	Restricted	1,000,000,000 Ordinary Shares	57,343,649 Ordinary Shares	0
SolarWinds Japan K.K.	Japan	Restricted	Unlimited Shares	100 Shares
SolarWinds Poland Sp. z o.o.	Poland	Restricted	49,572 Shares	49,572 Shares	0
SolarWinds Software Asia Pte. Ltd.	Singapore	Restricted	Unlimited Ordinary Shares	155,970 Ordinary Shares	0
SolarWinds Software Australia Pty Ltd	Australia	Restricted	Unlimited Ordinary Shares	4,850,100 Ordinary Shares	0
SolarWinds Software Europe Limited	Ireland	Restricted	1,000,000 Ordinary Shares	516,000 Ordinary Shares	0
SolarWinds Software Europe (Holdings) Limited	Ireland	Restricted	1,000,000,000,000 Ordinary Shares	57,343,649 Ordinary Shares	0
SolarWinds Software South America Ltda	Brazil	Restricted	1,000 Quotas	1,000 Quotas	0
SolarWinds Software UK Limited	United Kingdom	Restricted	100 Ordinary Shares	100 Ordinary Shares	0
SolarWinds Sweden Holdings AB	Sweden	Restricted	200,000 Shares	50,000 Shares	0
SolarWinds Software Netherlands B.V.	Netherlands	Restricted	Unlimited Shares	101 Shares	0

SolarWinds Classic Holdings I, Inc.	Delaware	Restricted	1,000 Common Shares	1,000 Common Shares	0
SolarWinds Classic Holdings II, Inc.	Delaware	Restricted	1,000 Common Shares	1,000 Common Shares	0
SolarWinds Classic Holdings III, Ltd.	Cayman Islands	Restricted	5,000,000 Ordinary Shares	100 Ordinary Shares	0
SolarWinds MSP Holdings Worldwide, Ltd.	Cayman Islands	Restricted	5,000,000 Ordinary Shares	100 Ordinary Shares	0
Project Lake Holdings Limited	United Kingdom	Restricted	100 Ordinary Shares	100 Ordinary Shares	0
LogicNow Limited	United Kingdom	Restricted	Unlimited Ordinary Shares	1,461,168 Ordinary Shares	0
LogicNow Acquisition Limited	United Kingdom	Restricted	Unlimited Ordinary Shares	1 Ordinary Share	0
LogicNow Acquisition Company B.V.	Netherlands	Restricted	1,000 Common Shares	1,000 Common Shares	0
LogicNow Cloud GmbH	Switzerland	Restricted	1 Company Share	1 Company Share	0
Iaso International B.V.	Netherlands	Restricted	Unlimited Common Shares	35,046 Common Shares	0
LogicNow, Inc.	California	Restricted	1,000,000 Common Shares	102,000 Common Shares	0
LogicNow Pty Ltd	Australia	Restricted	Unlimited Ordinary Shares	1,000 Ordinary Shares	0

LogicNow International B.V.	Netherlands	Restricted	Unlimited Common Shares	18,000 Common Shares	0
Iaso Backup	Belarus	Restricted	20,300 Shares	20,300 Shares	0
Iaso Backup Technology B.V.	Netherlands	Restricted	18,000 Common Shares	18,000 Common Shares	0
LogicNow Holdings Limited	United Kingdom	Restricted	Unlimited Ordinary Shares	1 Ordinary Share	0